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                                                                   Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 of Hayes Corporation on Form S-3 (Registration Statement No. 333-39081) of our report dated August 29, 1997 (November 12, 1997 as to Note
11), appearing in Amendment No.3 to the Registration Statement on Form S-4 (Registration Statement No. 333-37993) of Access Beyond, Inc. for the year ended July 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Washington, D.C.
January 21, 1998